UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The India Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

The India Fund, Inc

1900 Market Street, Suite 200
Philadelphia, PA 19103

Supplement #1 to Proxy Statement for the Annual Meeting of Stockholders

The following information relates to the proxy statement (the “Proxy Statement”) of The India Fund, Inc. (the “Fund”), filed with the Securities and Exchange Commission on April 27, 2022, furnished to stockholders of the Company in connection with the annual meeting of stockholders scheduled on May 26, 2022 (the “Annual Meeting”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 13, 2022.

This Notice should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

To the Stockholders of The India Fund, Inc.:

The Fund wants to assure its stockholders of its commitment to ensuring that the Annual Meeting provides stockholders with a meaningful opportunity to participate, including the ability to ask questions of the Fund’s Board of Directors and management.  To support these efforts, the Fund will:

•                  Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 10:00 am, Eastern Time on May 26, 2022, thirty minutes in advance of the meeting.

•                  Permit participating stockholders to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.  Questions relevant to meeting matters will be answered during the meeting, subject to time constraints.

•                  Post responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints on the Company’s Investor Relations webpage.

•                  Provide the ability for participating stockholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Annual Meeting.  Shares for which a stockholder is the beneficial owner, but not the stockholder of record, also may be voted electronically during the annual meeting but only if the stockholder obtains a signed proxy (a “legal proxy”) from the record holder (stock brokerage, bank, or other nominee) giving the stockholder the right to vote the shares.

Stockholders are reminded that they may access the virtual Annual Meeting at www.meetnow.global/MW4M55J with control number included on the Notice of Internet Availability of Proxy Materials, the proxy card or on the instructions that accompanied the proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Fund’s tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to shareholdermeetings@computershare.com. Requests for registration for the Meeting must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three (3) business days prior to the Meeting. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting.

The Proxy Statement to all stockholders is available at www.aberdeenIFN.com.

The Fund welcomes all of its stockholders to join and participate in the meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

MEGAN KENNEDY
Vice President and Secretary
May 13, 2022